UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2007

(Date of Report (Date of earliest event reported))

LONGVIEW FIBRE COMPANY

(Exact name of Registrant as specified in its charter)

Washington	001-10061	91-0298760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fibre Way, Longview Washington 98632

(Address of principal executive offices) (Zip Code)

(360) 425-1550

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On January 8, 2007, the Board of Directors of Longview Fibre Company approved the Company’s 2007 Short Term Incentive Plan (“STIP”) and established target amounts (as a percentage of annual base salary) for each of the Company’s named executive officers, other than the chief executive officer, under the STIP, based on recommendations from the compensation committee. The independent members of the Board of Directors approved the target amount for the chief executive officer, based on recommendations from the compensation committee.

The 2007 base salaries and annual bonus target amounts for the Company’s named executive officers are as follows:

Name	2007 Base Salary	2007 Annual Bonus Target Amount
Richard H. Wollenberg, Chief Executive Officer	$475,000	60%
Steven J. Buhaly, Chief Financial Officer, Senior Vice President-Finance, Secretary and Treasurer	$312,000	50%
Frank V. McShane, Senior Vice President and Chief Operating Officer – Manufacturing and Sales	$278,000	50%
Ken D. Gettman, Senior Vice President-Container Group	$222,000	45%
Richard J. Parker, Senior Vice President-Production and Mill Manager	$207,000	45%
Robert B. Arkell, Senior Vice President-Industrial Relations and General Counsel	$206,400	45%

Each of these named executive officers will have the opportunity to earn up to double his target amount. The amounts to be paid under the STIP to these named executive officers will depend on the Company’s achievement of performance goals based on EBITDDA and safety targets approved by the compensation committee and the board of directors, and the applicable individual’s performance. If the Company fails to meet the performance goal based on the safety target, all STIP award amounts will be reduced by 50%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGVIEW FIBRE COMPANY

By:	/s/ Steven J. Buhaly
Name:	Steven J. Buhaly
Title:	Chief Financial Officer, Senior Vice President—Finance

Dated: January 12, 2007